ARTICLES OF INCORPORATION
                                           OF
                                       H J K, LTD.

KNOW ALL MEN BY THESE PRESENTS:

          That we, the undersigned natural persons of the age of twenty-one years or more, for the purpose of organizing a corporation pursuant to the Utah Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                        ARTICLE I
                                  Name of Corporation

          The name of the corporation is:

                                        H J K LTD.

                                        ARTICLE II
                                        Existence

          The existence of the corporation shall be perpetual, unless dissolved according to law.

                                       ARTICLE III
                                         Purpose

          The general nature of the business to be transacted and the purposes for which the corporation is organized are as follows:
          (a) To acquire and operate or lease natural resource properties and engage in mining, milling, production, buying and developing natural resource properties and any business dealing with natural resources in general.
          (b) To invest in, acquire, purchase and/or lease property, both real and personal for investment purposes and to hold the same, sell, re-lease, and otherwise dispose of said property.
          (c) The buying, leasing or acquiring of any interest whatsoever in any real property, wheresoever situate, commercial,, residential, or otherwise, along with the management, holding, improving, etc. thereof. Further, said corporation shall have as a purpose, and all powers necessary thereto, the sale, leasing, renting, or transferring of any interest it may have in any said real estate to any other person, real or otherwise, at any time.
          (d) To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any ana all rights, powers and privileges in respect thereof.
          (e) To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subject herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.
          (f) To develop, build, construct, market, trade and/or sell buildings of all types, including but not limited to, residential, commercial and governmental structures and to do all things reasonably connected with the above development, building, constructing, marketing and/or selling of buildings and/or structures.
          (g) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.
          (h) To have and exercise all powers specified in the Utah Business Corporation Act.
          (i) To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association, or cooperative association with any domestic corporation or foreign corporations, associations, partnerships, individuals, or other entities, and to enter into general or limited partnerships.
          (j) To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts, or other obligations created by any domestic or foreign corporations, associations, partnerships, individuals, or other entities, and to enter into general or limited partnerships.
          (k) To have and exercise all those powers necessary, suitable or proper for the accomplishment of any of the purposes, or the attainment of any of the objectives herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the corporation.

                           ARTICLE VI
                        Place of Business

The principal place of business of this corporation shall be at 448 East 400 South, Salt Lake City, Utah 84111, and the name of its initial registered agent at such address is: CHARLES E. BRADFORD, 425 South 400 East, Salt Lake City, Utah 84111.

                           ARTICLE VII
                            Directors

          The number of directors constituting the initial Board of Directors of the corporation is three and the names and addresses of persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:
          Name                                Address
     RULON N. RICHINS                        Henefer, Utah  84033

     M. MARGARET (SWEDE) HICKMAN             9159 South Tortellini
                                        Sandy, Utah 84092

     ROY HERBERT DEDMAN                 537 South Redwood Road
                                        Salt Lake City, Utah 84104

                           ARTICLE VIII
                             Officers

          Officers of this corporation shall include a president, one or more vice-presidents, a secretary and a treasurer. The president, vice-president or vice-presidents, the secretary and the treasurer shall be elected by the Board of Directors and may, but need not be, elected from the members said Board.

                           ARTICLE IX
                          Capitalization

          The capital of the corporation share consists of fifty million (50,000,000) shares of common voting stock each with a par value of $0.001 per share.
          Shares of stock of this corporation shall be issued fully paid and shall be non-assessable for any purpose. The private property of the stockholders shall not be liable for the debts, obligations or liabilities of this corporation.

                            ARTICLE X
              Pre-Emptive Rights - Cumulative Voting

          Shareholders shall not have pre-emptive rights to acquire unissued shares of the corporation and there shall be no cumulative voting of shares.

                           ARTICLE XI
                     Commencement of Business

          The corporation shall not commence to do business until One Thousand Dollars ($1,000.00) of capital has been paid in.

                           ARTICLE XII
                          Incorporators

          The name and address of each incorporator is:
               Name                               Address
          RULON N. RICHINS                   Henefer, Utah 84033

          M. MARGARET (SWEDE) HICKMAN        9159 South Tortellini
                                        Sandy, Utah 84092

          ROY HERBERT DEDMAN            537 South Redwood Road
                                        Salt Lake City, Utah 84104

                          ARTICLE XIII
                 Internal, Affairs and Management

          The affairs and management of this corporation shall be under the control of the Board of Directors, consisting of not less than three nor more than seven members, notwithstanding the designation of the initial Board of Directors in Article VII above at three. The Board of Directors shall be elected by the stockholders of common voting stock at the annual, or at special stockholder's meetings as provided in the Bylaws of the corporation or as provided by statute. A majority of the stock represented at such meetings shall be required for the election of a Director. Each stockholder shall be entitled to one per share of voting stock for each director's position subject to the immediate election. The number of directors may be increased or decreased only by a determination through the voting process as herein above described in a meeting duly called with notice properly given. Directors shall conduct their affairs and the business of the corporation in meetings duly called, with proper notice given, and shall, by majority vote determine the affairs of the corporation.
          Annual stockholders' meetings shall be held at a time, place, and date as provided in the Bylaws of the corporation and special meetings of either the stockholders or the Board of Directors may be called as provided, -

pursuant to proper notice, in the Bylaws of the corporation.
          A quorum for the transaction of the business of either the Board of Directors or the shareholders shall be no less than a majority of the outstanding number of shares for the shareholders' meetings and of duly elected and qualified members and of the duly elected and qualified members in attendance at a meeting of the Board of Directors for the affairs of the Board at which meeting there is a quorum present.
          Shareholders may vote by proxy. Directors must be present at all meetings to vote on matters brought before the Board at such meetings. All matters are subject to the handling by the Board through resolutions by unanimous consent without a meeting bearing the signature of the requisite number of members of the Board to approve all matters.
          Notice of all meetings may be waived in writing by either shareholders or board members.
          IN WITNESS WHEREOF, we the undersigned original incorporators herein above named, have hereunto set our hands this 30th day of June, 1983.

                                        /s/Rulon N. Richins
                                                ----------------------------
                                        RULON N. RICHINS

                                        /s/M. Margaret Hickman
                                        ----------------------------
                                        M. MARGARET (SWEDE) HICKMAN

                                        /s/Roy Herbert Dedman
                                        ----------------------------
                                        ROY HERBERT DEDMAN
STATE OF UTAH       )
                    )ss.
COUNTY OF SALT LAKE )
          I hereby certify that on the 30th day of June, 1983, personally appeared before me Rulon N. Richins, M. Margaret (Swede) Hickman and Roy Herbert Dedman, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document and that the statements therein contained are true.
          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 30th day of June, 1983.
                                        /s/
                                        Notary Public
                                        Residing at: Salt Lake City,
Utah
My Commission expires:
5/18/86